EXHIBIT 99.2

                               Oncologix Tech Inc.
                          (A Development Stage Company)
                        Consolidated Financial Statements
                           Year Ended August 31, 2006


                                    Contents

Report of Semple, Marchal & Cooper, LLP,
Independent Registered Public Accounting Firm                               F-1

Audited Financial Statements

     Consolidated Balance Sheet                                             F-2
     Consolidated Statements of Operations                                  F-3
     Consolidated Statements of Changes in Stockholders' Equity (Deficit)   F-4
     Consolidated Statements of Cash Flows                                  F-5
     Notes to Consolidated Financial Statements                             F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Stockholders and Board of Directors of
Oncologix Tech Inc.
Grand Rapids, Michigan

         We have audited the accompanying consolidated balance sheet of Oncologix Tech Inc. (the "Company") as of August 31, 2006 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended August 31, 2006 and 2005 and for the period from inception (Acquisition of JDA on July 26, 2006) to August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oncologix Tech Inc. as of August 31, 2006, and the results of its operations and its cash flows for the years ended August 31, 2006 and 2005 and for the period from inception (acquisition of JDA on July 26, 2006) to August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficit as of August 31, 2006. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  SEMPLE, MARCHAL & COOPER, LLP
---------------------------------------
     SEMPLE, MARCHAL & COOPER, LLP



Phoenix, Arizona

December 8, 2006, except as to the effects of discontinued operations of the telephone segment in Notes 1 and 3, which is as of May 22, 2007



                      ONCOLOGIX TECH INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                 AUGUST 31, 2006



                                            ASSETS

Current Assets:
      Cash and cash equivalents ..............................................   $    365,494
      Notes receivable  related parties ......................................         16,564
      Prepaid expenses and other current assets ..............................         10,412
      Current assets of discontinued operations ..............................         69,545
                                                                                 ------------

           Total current assets ..............................................        462,015


Property and equipment (net of accumulated depreciation
      of $20,063) ............................................................         26,008
Deposits and other assets ....................................................          4,613
Investment in joint venture ..................................................         10,000
Long-term assets of discontinued operations ..................................        166,319
                                                                                 ------------

                 Total assets ................................................   $    668,955
                                                                                 ============


                             LIABILITIES AND STOCKHOLDERS' DEFICIT


Current liabilities:
      Convertible notes payable (net of discount of $28,361) .................   $    521,639
      Convertible notes payable  related parties .............................        280,450
      Notes payable ..........................................................        100,000
      Obligation to TEDCO ....................................................         30,373
      Accounts payable and other accrued expenses ............................        247,202
      Accrued interest payable ...............................................         45,419
      Current liabilities of discontinued operations .........................         45,700
                                                                                 ------------

           Total current liabilities .........................................      1,270,783
                                                                                 ------------

                 Total liabilities ...........................................      1,270,783
                                                                                 ------------


Stockholders' Deficit:
      Preferred stock, par value $.001 per share; 10,000,000 shares authorized
           443,162 shares issued and outstanding at August 31, 2006 ..........            443
      Common stock, par value $.001 per share; 200,000,000 shares authorized;
           90,102,953 shares issued at August 31, 2006; 60,259,793 shares
           outstanding at August 31, 2006 ....................................         60,260
      Additional paid-in capital .............................................     41,599,814
      Accumulated deficit ....................................................    (42,262,345)
                                                                                 ------------

                 Total stockholders' deficit .................................       (601,828)
                                                                                 ------------

                 Total liabilities and stockholders' deficit .................   $    668,955
                                                                                 ============


                 See accompanying notes to consolidated financial statements.

                                              F-2



                               ONCOLOGIX TECH INC. AND SUBSIDIARIES
                                   (A DEVELOPMENT STATE COMPANY)
                               CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE YEARS ENDED AUGUST 31, 2006 AND 2005
            AND FOR THE PERIOD FROM INCEPTION (ACQUISITION OF JDA ON JULY 26, 2006) TO
                                          AUGUST 31, 2006



                                                                                      Period From
                                                                                       Inception
                                                                                     (Acquisition
                                                          Year Ended August 31,       of JDA) to
                                                      ----------------------------     August 31,
                                                         2006            2005            2006
                                                     ------------    ------------    ------------
Operating expenses:
   General and administrative ....................   $    468,249    $    520,432    $    183,367
   Research and development ......................      5,334,202            --         5,334,202
   Depreciation and amortization .................            243            --               243
                                                     ------------    ------------    ------------
   Total operating expenses ......................      5,802,694         520,432       5,517,812
                                                     ------------    ------------    ------------
   Loss from operations ..........................     (5,802,694)       (520,432)     (5,517,812)
                                                     ------------    ------------    ------------

Other income (expense):
   Interest income ...............................         13,700             970              85
   Interest and finance charges ..................        (53,241)        (34,364)        (15,011)
   Relief of debt income .........................           --            20,362            --
   Other income (expense) ........................           (150)          2,206            --
                                                     ------------    ------------    ------------
   Total other expense ...........................        (39,691)        (10,826)        (14,926)
                                                     ------------    ------------    ------------
   Net loss from continuing operations ...........     (5,842,385)       (531,258)     (5,532,738)
                                                     ------------    ------------    ------------
   Net operating loss from discontinued operations       (243,680)       (242,854)        (79,183)
                                                     ------------    ------------    ------------
Net loss .........................................   $ (6,086,065)   $   (774,112)   $ (5,611,921)
                                                     ============    ============    ============

Loss per comon share, basic and diluted:
       Continuing operations .....................   $      (0.12)   $      (0.02)   $      (0.10)
       Discontinued operations ...................          (0.01)          (0.00)          (0.00)
                                                     ------------    ------------    ------------
                                                     $      (0.13)   $      (0.02)   $      (0.10)
                                                     ============    ============    ============

Weighted average number of shares
   outstanding  basic and diluted ................     47,690,475      42,645,471      60,258,126
                                                     ============    ============    ============


                   See accompanying notes to consolidated financial statements.

                                                F-3



                               ONCOLOGIX TECH, INC. AND SUBSIDIARIES
                                  (A DEVELOPMENT STAGE COMPANY)
              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                          FOR THE YEARS ENDED AUGUST 31, 2006 AND 2005



                                      Series A Preferred Stock              Common Stock
                                    ----------------------------    ----------------------------
                                       Shares          Amount          Shares          Amount
                                    ------------    ------------    ------------    ------------
Balance, August 31, 2004 ........      1,413,544    $      1,413      42,435,026    $     42,435

Conversion of notes payable
     into units .................        181,585             182         544,755             545
Warrants exercised ..............           --              --         1,467,356           1,467
Common stock issued for services            --              --           268,583             269
Split and conversion of units ...     (1,151,967)         (1,152)      2,303,934           2,304
Net loss ........................           --              --              --              --
                                    ------------    ------------    ------------    ------------
Balance, August 31, 2005 ........        443,162             443      47,019,654          47,020

Retirement of treasury stock ....           --              --        (1,900,000)         (1,900)
Beneficial conversion feature
    relative to convertible notes           --              --              --              --
Stock options and warrants ......           --
    exercised ...................           --              --         1,978,299           1,979
Stock-based compensation ........           --              --              --              --
Net Loss ........................           --              --              --              --
                                    ------------    ------------    ------------    ------------
Balance, July 26, 2006 ..........        443,162             443      47,097,953          47,099

Common stock issued in
    acquisiton of JDA ...........           --              --        13,156,840          13,156
Stock options exercised .........           --              --             5,000               5
Stock based compensation ........           --              --              --              --
Net loss ........................           --              --              --              --
                                    ------------    ------------    ------------    ------------
Balance, August 31, 2006 ........        443,162             443      60,259,793          60,260
                                    ============    ============    ============    ============


                                                F-4



                                      ONCOLOGIX TECH, INC. AND SUBSIDIARIES
                                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                  FOR THE YEARS ENDED AUGUST 31, 2006 AND 2005
                                                    (CONTINUED)



                                     Additional                            Treasury Stock
                                      Paid-in        Accumulated    ----------------------------
                                       Capital         Deficit         Shares          Amount          Total
                                    ------------    ------------    ------------    ------------    ------------
Balance, August 31, 2004 ........   $ 36,738,292    $(35,402,168)      1,900,000    $   (912,000)   $    467,972

Conversion of notes payable
     into units .................         53,749            --              --              --            54,476
Warrants exercised ..............        218,636            --              --              --           220,103
Common stock issued for services          60,687            --              --              --            60,956
Split and conversion of units ...        229,241            --              --              --           230,393
Net loss ........................           --          (774,112)           --              --          (774,112)
                                    ------------    ------------    ------------    ------------    ------------
Balance, August 31, 2005 ........     37,300,605     (36,176,280)      1,900,000        (912,000)        259,788

Retirement of treasury stock ....       (910,100)           --        (1,900,000)        912,000            --
Beneficial conversion feature
    relative to convertible notes         47,379            --              --              --            47,379
Stock options and warrants ......
    exercised ...................        510,669            --              --              --           512,648
Stock-based compensation ........         43,673            --              --              --            43,673
Net Loss ........................           --          (474,144)           --              --          (474,144)
                                    ------------    ------------    ------------    ------------    ------------
Balance, July 26, 2006 ..........     36,992,226     (36,650,424)           --              --           389,344

Common stock issued in
    acquisiton of JDA ...........      4,591,737            --              --              --         4,604,893
Stock options exercised .........            820            --              --              --               825
Stock based compensation ........         15,031            --              --              --            15,031
Net loss ........................           --        (5,611,921)           --              --        (5,611,921)
                                    ------------    ------------    ------------    ------------    ------------
Balance, August 31, 2006 ........     41,599,814     (42,262,345)           --              --          (601,828)
                                    ============    ============    ============    ============    ============


                           See accompanying notes to consolidated financial statements.

                                                    F-4 (Con't)



                                                ONCOLOGIX TECH INC. AND SUBSIDIARIES
                                                    (A DEVELOPMENT STATE COMPANY)
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            FOR THE YEARS ENDED AUGUST 31, 2006 AND 2005
                             AND FOR THE PERIOD FROM INCEPTION (ACQUISITION OF JDA ON JULY 26, 2006) TO
                                                           AUGUST 31, 2006



                                                                                                                       Period From
                                                                                                                        Inception
                                                                                                                      (Acquisition
                                                                                            Year Ended August 31,      of JDA) to
                                                                                         --------------------------     August 31,
                                                                                            2006            2005           2006
                                                                                         -----------    -----------    -----------
Operating activities:
     Net loss ........................................................................   $(6,086,065)   $  (774,112)   $(5,611,921)
           Net loss from discontinued operations .....................................       243,680        242,854         79,183
                                                                                         -----------    -----------    -----------
           Net loss from continuing operations .......................................    (5,842,385)      (531,258)    (5,532,738)

     Adjustments to reconcile net loss to net cash used
       in operating activities:
           Depreciation and amortization .............................................           243           --              243
           Stock based compensation expense ..........................................        58,704         60,956         15,031
           Related party noncash consideration .......................................          --           18,000           --
           Acquired inprocess research and development expense .......................     5,266,145           --        5,266,145
           Amortization of discount on notes payable .................................        19,018         18,920          3,447
           Changes in operating assets and liabilities:
                Prepaid expenses and other current assets ............................        44,837         80,679        160,471
                Deposits and other assets ............................................        (4,613)       (29,590)        (4,613)
                Accounts payable and accrued expenses ................................        44,659       (116,291)       (14,010)
                Accrued interest payable .............................................        (1,817)          --          (15,406)
                                                                                         -----------    -----------    -----------
     Net operating cash flows  continuing operations .................................      (415,209)      (498,585)      (121,430)
     Net operating cash flows  discontinued operations ...............................      (140,579)       (59,920)       (35,362)
                                                                                         -----------    -----------    -----------
     Net cash used in operating activities ...........................................      (555,788)      (558,504)      (156,792)
                                                                                         -----------    -----------    -----------

Investing activities:
     Purchase of property and equipment ..............................................        (5,057)          --          (19,127)
     Acquisition of JDA, net of cash acquired.........................................      (290,730)          --         (290,730)
                                                                                         -----------    -----------    -----------
     Net cash used in investing activities  continuing operations.....................      (295,787)          --         (309,857)
     Net cash used in investing activities  discontinued operations ..................       (35,556)       (35,605)          --
                                                                                         -----------    -----------    -----------
     Net cash used in investing activities ...........................................      (331,343)       (35,605)      (309,857)
                                                                                         -----------    -----------    -----------

Financing activities:
      Proceeds from exercise of stock options and warrants ...........................       513,473        190,553            825
      Proceeds from issuance of convertible notes payable ............................       550,000           --             --
      Proceeds from issuance of convertible notes
           payable  related party ....................................................       200,000           --             --
      Proceeds from issuance of notes payable  related party .........................          --           50,000        750,000
      Proceeds from conversion of units ..............................................          --          230,393           --
      Repayment of notes payable .....................................................       (94,778)       (90,479)       (50,000)
      Repayment of notes payable  related party ......................................          --         (100,000)          --
      Principal payments on capital lease obligations ................................        (2,721)        (5,006)          --
                                                                                         -----------    -----------    -----------
Net cash provided by financing activities - continuing operations ....................     1,165,974        275,461        700,825
                                                                                         -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents .................................       278,843       (318,648)       234,176

Cash and cash equivalents, beginning of period .......................................        86,651        405,299        131,318

Cash and cash equivalents, end of period .............................................   $   365,494    $    86,651    $   365,494
                                                                                         ===========    ===========    ===========


                                     See accompanying notes to consolidated financial statements

                                                                F-5

                      ONCOLOGIX TECH INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STATE COMPANY)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                  FOR THE YEARS ENDED AUGUST 31, 2006 AND 2005
   AND FOR THE PERIOD FROM INCEPTION (ACQUISITION OF JDA ON JULY 26, 2006) TO
                                 AUGUST 31, 2006


Supplemental disclosure of cash flow information (continued):

                                                                     Period From
                                                                      Inception
                                                                    (Acquisition
                                                                      OF JDA)
                                                                     to August
                                           2006           2005        31, 2006
                                           ----           ----        --------
     Cash paid during the year for:

     Interest                           $  12,783     $   15,991     $      683
     Income taxes                       $    --       $     --       $      --


          See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RETROSPECTIVELY ADJUSTED)


1. ORGANIZATION AND BASIS OF PRESENTATION

         The consolidated financial statements of Oncologix Tech Inc. (formerly BestNet Communications Corp., a Nevada corporation, and also formerly Wavetech International, Inc.) include the accounts of Oncologix Tech Inc. and its wholly owned subsidiaries, Oncologix Corporation, Interpretel, Inc., Interpretel Canada Inc., and Telplex International Communications, Inc. (collectively the "Company", "Oncologix", "we", "us" or "our"). On January 22, 2007, we changed our name from BestNet Communications Corp. to Oncologix Tech. Inc. On July 26, 2006, we launched a medical device segment through the acquisition of JDA Medical Technologies, Inc. ("JDA"), a development stage medical device company. Since the acquisition of JDA, our principal activities have been primarily limited to research and development activities to continue product development in efforts to obtain government approval for the use of the medical device, and to seek sources of financing for these research and development activities. We had operated an internet based telephone business (the "Telephone Business") from our inception until it was disposed of during February 2007. The Telephone Business is accordingly presented as discontinued operations. Because of the disposition of our Telephone Business, we are now characterized as a development stage company and accordingly, the accompanying consolidated financial statements provide financial information from the date we acquired JDA (July 26, 2006). The Company's fiscal year ends on August 31. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company has recorded net operating losses in each of the previous fourteen years.

         The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. The Company makes significant assumptions concerning the amount of the accounts receivable reserve, reserves related to deferred tax assets and the allocation of assets acquired and liabilities assumed in the acquisition of JDA. Due to the uncertainties inherent in the estimation process and the significance of these items, it is at least reasonably possible that the estimates in connection with these items could be further materially revised within the next year.

         Certain reclassifications have been made to conform fiscal 2005 information to the presentation of fiscal 2006 information. The reclassifications had no effect on net income.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid instruments, with an initial maturity of three (3) months or less to be cash equivalents.

RESEARCH AND DEVELOPMENT

         Research and Development expenses, consulting fees, expenses associated with regulatory filings and internally allocated expenses are charged to expense as they are incurred.

ACCOUNTS RECEIVABLE

         The Company provides for potentially uncollectible accounts receivable by use of the allowance method. An allowance is provided based upon a review of the individual accounts outstanding and the Company's prior history of uncollectible accounts. Provision for uncollectible accounts receivable amounted to approximately $10,235 at August 31, 2006. Accounts receivable are unsecured and do not include any finance charges.

PROPERTY AND EQUIPMENT

         Property and equipment is recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the related assets as follows:

                   Furniture and fixtures             5 to 7 years
                   Computer equipment                 5 years
                   Equipment                          5 to 7 years
                   Software                           3 to 5 years

         The cost of maintenance and repairs is charged to expense in the period incurred. Expenditures that increase the useful lives of assets are capitalized and depreciated over the remaining useful lives of the assets. When items are retired or disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

         The Company accounts for its capitalized internal use software in accordance with Statement of Position ("SOP") 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use. Accordingly, capitalized internal use software represents software costs incurred in the application development stage.


LONG-LIVED ASSETS


           The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of property and equipment or whether the remaining balance of property and equipment, or other long-lived assets, should be evaluated for possible impairment. Instances that may lead to an impairment include: (i) a significant decrease in the market price of a long-lived asset group; (ii) a significant adverse change in the extent or manner in which a long-lived asset or asset group is being used or in its physical condition; (iii) a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset or asset group, including an adverse action or assessment by a regulatory agency;
(iv) an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset or asset group; (v) a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group; or (vi) a current expectation that, more likely than not, a long-lived asset or asset group will be sold or otherwise disposed of significantly before the end of its previously estimated useful life.

           An estimate of the related undiscounted cash flows, excluding interest, over the remaining life of the property and equipment and long-lived assets is used in assessing recoverability. Impairment loss is measured by the amount which the carrying amount of the asset(s) exceeds the fair value of the asset(s). The Company primarily employs two methodologies for determining the fair value of a long-lived asset: (i) the amount at which the asset could be bought or sold in a current transaction between willing parties or (ii) the present value of estimated expected future cash flows grouped at the lowest level for which there are identifiable independent cash flows.

GOODWILL AND OTHER INTANGIBLE ASSETS

          We account for our goodwill in accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets." Prior to fiscal 2005, other intangible assets consisted of licensed technology from Softalk, Inc. This license is more fully described in Note 12 to these Consolidated Financial Statements. Other intangible assets are recorded at their cost, less accumulated amortization and are amortized over the expected benefit to be received by such intangibles. We evaluate the carrying value and remaining estimated useful life of other intangible assets subject to amortization in accordance with the provisions of SFAS No. 144.

INCOME TAXES

         Income taxes are determined using the asset and liability method. This method gives consideration to the future tax consequences associated with temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of accounts receivable, accounts payable, accrued expenses, capital lease obligations and notes payable approximate fair value.

CREDIT RISK AND CONCENTRATIONS

         The Company maintains the majority of its cash balances in bank accounts at a financial institution. Deposits not to exceed $100,000 at the financial institutions are insured by the Federal Deposit Insurance Corporation and the Canada Deposit Insurance Corporation. As of August 31, 2006, the Company has approximately $203,400 of uninsured cash balances.

         Included in cost of revenues are costs incurred from Tier 1 and Tier 2 long distance carriers. The Company contracts with certain carriers based on price and quality of services that are provided. The Company believes these services are readily available; however, the Company has had concentrations with several service providers in the past. For the years ended August 31, 2006 and 2005, the Company used three service providers that accounted for 83% and 86% of cost of revenues, respectively. If necessary, the Company believes it has avenues to connect to other service providers.

REVENUE RECOGNITION

         Our revenues are primarily derived from customers' use of our communication solutions and are based on the number of minutes of service provided. Revenues related to the minutes used are recognized as they are used by the Company's customers. The Company also derives revenue from the sale of private labeled websites to channel partners who re-sell our suite of services. Cost of revenues includes expenses directly related to the operation and maintenance of the Company's service network. Depreciation and amortization expense are separately stated. Our medical device segment is currently in the development stage and accordingly has not generated revenue to the date of this filing.

CONSOLIDATION POLICIES

         The consolidated financial statements for the year ended August 31, 2006 and 2005 include the accounts of Oncologix Tech Inc. and its wholly owned subsidiaries, Oncologix Corporation, Interpretel (Canada) Inc. and Interpretel Inc., collectively the Company. Oncologix Corporation is a Nevada corporation. Interpretel Inc. is an Arizona corporation. Interpretel (Canada) Inc. is a Canadian corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

STOCK-BASED COMPENSATION

         As of August 31, 2006, the Company has stock-based compensation plans accounted for under the recognition and measurement principles of Accounting Principles Board Opinion ("APB") No. 25 "Accounting for Stock Issued to Employees," and related interpretations, as more fully described in Note 10. Pro forma information regarding the impact of stock-based compensation on net income and earnings per share is required by SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." Such pro forma information, determined as if the Company had accounted for its employee stock options under the fair value recognition provisions of SFAS No. 123, is illustrated in the following table:

         Pro forma net loss and loss per share are as follows:

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


                                                                                                   Period From
                                                                                                    Inception
                                                                                                   (Acquisition
                                                                      Year Ended August 31,         of JDA to
                                                                      ---------------------         August 31,
                                                                      2006             2005             2006
                                                                  -----------      -----------      -----------
Net loss attributable to common stockholders, as reported         $(6,086,065)     $  (774,112)     $(5,611,921)
Add: Compensation expense for employee equity awards
recorded at fair value in the determination of net loss as
reported                                                                 --             54,555             --

Less: Compensation expense for equity awards determined by
the fair value based method                                           (85,645)        (171,373)         (16,397)
                                                                  -----------      -----------      -----------

Pro forma net loss available to common stockholders               $(6,171,710)     $  (890,930)     $(5,628,318)
                                                                  ===========      ===========      ===========

Loss per share, as reported                                       $      (.13)     $      (.02)     $      (.09)

Pro forma loss per share                                          $      (.13)     $      (.02)     $      (.09)



         The fair value for these options was estimated as of the date of grant using a Black-Scholes option-pricing model with the following assumptions:

                                                                                                   Period From
                                                                                                    Inception
                                                                                                   (Acquisition
                                                                      Year Ended August 31,         of JDA to
                                                                      ---------------------         August 31,
                                                                      2006             2005             2006
                                                                  -----------      -----------      -----------
Volatility                                                          46% to 93%       49% to 54%               55%
Risk free rate                                                  3.00% to 4.87%            3.00%             3.00%
Expected dividends                                                        None             None              None
Expected term (in years)                                          1 to 7 years     1 to 3 years      1 to 6 years

NET LOSS PER COMMON SHARE

         Basic earnings (loss) per share is calculated by dividing income (loss)
available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated based on the weighted average number of common shares outstanding during the period plus the dilutive effect of common stock purchase warrants and stock options using the treasury stock method and the dilutive effects of convertible notes payable and convertible preferred stock using the if-converted method. Due to the net losses in fiscal 2006 and fiscal 2005 and from the period of inception (acquisition of JDA on July 26, 2006) to August 31, 2006, basic and diluted loss per share were the same, as the effect of potentially dilutive securities would have been anti-dilutive. Potentially dilutive securities not included in the diluted loss per share calculation, due to net losses, are as follows:
                                                                                         Period From
                                                                                          Inception
                                                                                         (Acquisition
                                                            Year Ended August 31,         of JDA) to
                                                            ---------------------         August 31,
               Description                                 2006             2005             2006
                                                        -----------      -----------      -----------


         Convertible preferred stock                        886,324          886,324          886,324
         Convertible notes payable                          670,417          670,417        2,003,750
         Options                                            187,052           26,250          266,456
         Warrants                                             2,759             --             15,588
                                                        -----------      -----------      -----------
         Total potentially dilutive securities            1,746,552        1,582,991        3,172,118

SEGMENT INFORMATION

         SFAS No. 131, "Disclosure About Segments of an Enterprise and Related
Information," defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief decision maker in deciding how to allocate resources and in assessing performance. The Company has identified two operating segments: telephone and medical device. Our telephone segment is presented as discontinued operations for all periods presented.

ADVERTISING COSTS

         Advertising costs are expensed as incurred and are included in selling, general and administrative expenses. Advertising expense totaled approximately
$2,000 and $29,000 for the years ended August 31, 2006 and 2005, respectively, and related to our telephone business, which is classified a sa discontinued operation.

                                      F-10

RECENT AND PENDING ACCOUNTING PRONOUNCEMENTS

         In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. We do not expect the adoption of SFAS No. 157 to have a material effect on our financial condition or results of operation.

         In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets--an Amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. We do not expect the adoption of this statement to have a material effect on our financial condition or results of operations.

         In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140." This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. We do not expect the adoption of this statement to have a material effect on our financial condition or results of operations.

         Statement of Accounting Standards No. 154 "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" was issued in May 2005, effective for fiscal years beginning after December 15, 2005. We will comply with the provisions of SFAS 154 for any accounting changes or error corrections that may occur in fiscal year 2007 and thereafter.

         In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004) "Share-Based Payment". SFAS 123R requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in its financial statements. SFAS 123R will be effective for the Company at the beginning of fiscal 2007. The Company is in the final stage of evaluating the impact that the adoption of SFAS 123R will have on our financial statements. In the Notes to Financial Statements we have added disclosure related to using the fair value method to evaluate stock-based employee compensation.

         In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN 48 to have a material effect on our financial condition, and we are currently evaluating the impact, if any, the adoption of FIN 48 will have on our disclosure requirements.

          On September 13, 2006, the Securities and Exchange Commission issued
Staff Accounting Bulletin No. 108, which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for the first fiscal year ending after November 15, 2006, which will be our fiscal year 2007. The adoption of this statement is not expected to have a material impact on our financial condition or results of operations.

3. DISCONTINUED OPERATIONS

         Our Telephone Business was never profitable and we were able to continue it only by repeated equity and debt financings. Accordingly, during December 2006, we determined to dispose of most of the assets of the Telephone
Business and entered into discussions with a prospective purchaser. During
January 2007, we entered into an agreement to sell those assets for an aggregate selling price of $60,000 in cash. Under the terms of the sale, we retained the rights to receivables generated and deposits made prior to January 31, 2007. We completed the sale during February 2007. No income tax benefit or provision has been attributed to discontinued operations for all periods presented. Revenue from discontinued operations was $1,174,073 and $1,546,302 for the years ended
August 31, 2006 and 2005, respectively. Pre-tax net loss from discontinued operations was $243,680 and $242,854 for the years ended August 31, 2006 and 2005, respectively. Previously, our Telephone Business was reported as a separate business segment. Net assets related to discontinued operations are as follows:

                                                                            August 31,
                                                                               2006
                                                                            ----------
Current assets of discontinued operations:
     Accounts receivable...............................................     $   55,381
     Prepaid expenses and other current assets.........................         14,164
                                                                            ----------
         Total current assets of discontinued operations...............         69,545
                                                                            ----------

Long-term assets of discontinued operations:
     Property and equipment............................................         88,606
     Deposits and other assets.........................................         77,713
                                                                            ----------
         Total long-term assets of discontinued operations.............        166,319
                                                                            ----------
Total assets of discontinued operations................................     $  235,864
                                                                            ==========

Current liabilities of discontinued operations:
     Accounts payable and other accrued expenses.......................     $   36,169
     Deferred revenue..................................................          9,531
                                                                            ----------

Total liabilities of discontinued operations...........................     $   45,700
                                                                            ==========

Net assets of discontinued operations..................................     $  109,164
                                                                            ==========


4. PROPERTY AND EQUIPMENT

         Property and equipment is comprised of the following at August 31, 2006:

              Furniture and fixtures                             $     9,719
              Computer equipment                                      16,918
              Software                                                 8,840
              Equipment                                               10,594
                                                                 -----------
              Total property and equipment, at cost                   46,071
              Less: accumulated depreciation and amortization        (20,063)
                                                                 -----------
                                                                 $    26,008
                                                                 ===========

                                      F-12

         For fiscal 2006 and 2005, no depreciation amounts were included in research and development costs.

5.    COMMITMENTS

LEASES:

         The Company has entered into non-cancelable operating lease arrangements for two office locations, web hosting and two co-location facilities. Rent expense under operating leases in 2006, 2005 and for the period from inception (acquisition of JDA on July 26, 2006) to August 31, 2006 is approximately $150,000, $147,000 and $4,000, respectively, of which, $134,000, $133,000 and $11,000 is classified as part of discontinued operations. The Company also leased equipment under a capital lease agreement, which expired during fiscal 2006. The following is a summary of future minimum lease payments on these operating leases as of August 31, 2006:

                                                          Operating
              Fiscal Year Ending August 31,                Leases
              -----------------------------              -----------
              2007                                       $   128,290
              2008                                            32,777
                                                         -----------
                                                         $   161,067
                                                         ===========

EMPLOYMENT AGREEMENTS:

         On July 26, 2006, we entered into two-year employment agreements with Dr. Andrew Kennedy, Andrew Green and Adam Lowe whereby these individuals will receive annual compensation of $240,000, $180,000 and $180,000, respectively.

ONCOLOGIX RESEARCH AND DEVELOPMENT AGREEMENTS:

During September and October of 2006, we contracted with outside firms to provide research and development related activities for the development of our medical device product. Under the terms of these agreements, we are committed to approximately $275,000 for fiscal 2007 for these contracted research and development services.

6. NOTES RECEIVABLE

         During July 2006, both Jeff Franco and Dr. Andrew Kennedy, who are related parties to the Company and original founders of JDA, executed note agreements in favor of Oncologix for $8,282 each. These notes bear interest at a rate of 12.0% on balances outstanding more than 60 days. These notes were paid in full during September 2006.

7. JOINT DEVELOPMENT AGREEMENT

          As part of the acquisition of JDA (Note 15), Oncologix acquired an investment in a Joint Development Agreement with two other entities to create the Microsphere Treatment Planning System ("MTPS") software. JDA originally invested $10,000 in the Joint Development Agreement during 2004 and Oncologix will own 20% of the MTPS software upon completion of development. Under the terms of the Joint Development Agreement, Oncologix will be entitled to receive a portion of profits from future sales, if any, of the MTPS software. As of August 31, 2006, the MTPS software was under development.

8. LICENSE OF PATENT

         Effective September 2003, JDA entered into a Master License Agreement ("License Agreement") with the University of Maryland, Baltimore, a constituent institution of the University System of Maryland ("UM") for the license of Patent Rights, as defined in the License Agreement, for Instant Microspheres for Microarterial Imaging and Radiotherapy, U.S. Patent Application Serial Number 60/479,832. As of August 31, 2006, the UM had not yet been granted a final patent for this application. We acquired the rights to the License Agreement through our acquisition of JDA, which was amended at the time of the acquisition. The License Agreement is for an exclusive worldwide license of the Patent Rights to make, have made, use, lease, offer to sell, sell and import the licensed products within the Licensed Field, as defined in the License Agreement. Unless sooner terminated in accordance with any of the other provisions of the License Agreement, the License Agreement will remain in force until disallowance, expiration or invalidation of the last Patent Right anywhere, which is licensed under the License Agreement. Except as set forth specifically in the License Agreement, in the event that any provision of the License Agreement is breached by the Company, any Affiliate, as defined in the License Agreement, or any Sublicensee, as defined in the License Agreement, UM may terminate the License Agreement and any sublicenses granted upon 90 days written notice to the Company. If the breach is corrected within the 90 day period and UM is reimbursed for all damages directly resulting from the breach, the License Agreement will continue in full force and effect. The Company may terminate the License Agreement at any time by giving UM 30 days' written notice of termination, and upon payment of all amounts due UM at the time of termination.

         Under the terms of the License Agreement, as amended, the Company is responsible for, among other things: Submission of an Investigational Device Exemption ("IDE") for a Licensed Product to the FDA or the commencement of a Clinical Trial, on or before September 16, 2008 and receipt of Pre-Market Approval for a Licensed Product on or before September 16, 2011. The License Agreement calls for the following payments: (i) $25,000 upon submission of an IDE for a Licensed Product to the FDA or the commencement of a Clinical Trial,
(ii) $50,000 upon obtaining FDA approval of an IDE for a Licensed Product, (iii) $50,000 upon obtaining FDA approval of a Pre-Market Approval Application for a Licensed Product, (iv) $100,000 upon the acquisition of a controlling interest in the Company by a Third Party, as defined in the License Agreement and (v) $200,000 upon completion of the first calendar year in which Net Sales, as defined in the License Agreement, exceed $5.0 million. In addition to the above payments, the Company will also pay UM a 2.5% royalty on Net Sales of licensed products, with a minimum annual royalty of $10,000 due for the calendar year in which the first commercial sale occurs. Additionally, we agreed in our Merger Agreement with JDA, and separately with the University of Maryland to provide $4,000,000 to fund the operations of Oncologix through the Development Phases. This amount has been or will be advanced in installments as follows:

         o    $350,000 was advanced prior to the Merger, in March 2006
         o    $400,000 was advanced upon the Closing of the Merger.
         o $1,250,000 to be advanced in five payments of $250,000 each at the end of each of the five successive months commencing with August 2006, and
         o    $2,000,000 to be advanced at the end of January 2007.

         The $350,000 and $400,000 advances as well as the monthly payments for August, September and October (a total of $1,500,000) were made out of funds borrowed for the purpose by the Company. As agreed with the other parties to the Merger Agreement, we have delayed the November payment until December 2006.

         We are presently seeking to raise $2,300,000 from "accredited investors" in a private offering of Units, each consisting of a two-year interest-bearing promissory note ("Note"), convertible after one year into shares of our common stock at a conversion price of $0.30 per share, and a warrant to purchase shares of common stock in an amount equal to one-half the number of shares issuable upon the conversion of the Note included in the same Unit. The exercise price under the warrants is $0.50 per share.

         If we succeed in raising $2,300,000, we plan to continue to seek an additional $2,700,000 in investor financing. Such a continued offering may be made under different terms; may consist of other forms of security (for example, we may offer common stock only) and any conversion or issue price for shares of common stock may be higher than $0.30.

         The Company may transfer its rights to an Affiliate or grant sublicenses to Sublicensees consistent with the License Agreement, provided the Company is responsible for the obligation of the Affiliate or Sublicensees, including, but not limited to, the payment of royalties. For licensed products sold by a Sublicensee that is not an Affiliate, we will pay UM (i) 25% of all royalties received by us and our Affiliates from the Sublicensee's Net Sales,
(ii) 25% of all licensing, up-front milestone or other payment received by us from the Sublicensee in consideration of its rights as Sublicensee and (iii) 25% of the fair market value of non-cash consideration received by us under the Sublicensee's license agreement. The rates discussed above will be reduced to 15% for any sublicense executed two or more years after the effective date of the License Agreement.

         Under the terms of the License Agreement, we are responsible for reimbursement of Patent Expenses, as defined in the License Agreement, paid by UM. Separately, under the terms of the License Agreement, JDA originally issued 664,028 Common Shares and an additional 42,295 Common Shares of JDA's common stock to UM prior to our acquisition of JDA. Accordingly, UM received 3,340,007 of our common shares as a result of the acquisition of JDA in July 2006 (See
Note 16).

         Effective June 2006, JDA entered into a License Agreement ("Sublicense") with another entity ("Licensee") for the exclusive, non-transferable sublicense of the Company's License Agreement for the Patent Rights and Licensee Patent Rights Improvements to make, have made, sell, lease, offer for sale and import the licensed products. The Licensee may sublicense the rights granted under the Sublicense consistent with, and at least as restrictive as, the terms and conditions of the Sublicense. Use of the Sublicense is limited to territories consisting of China, Hong Kong and Taiwan. Under the terms of the Sublicense, the Licensee is responsible for the following: (i) Within 90 days following the effective date, the Licensee shall deliver to JDA a commercially reasonable research and development plan ("R&D Plan"); (ii) Licensee shall provide quarterly written reports at the end of each calendar quarter on the progress against the R&D Plan; (iii) Licensee shall commence development of a Licensed Product, as defined in the Sublicense, and shall employ at least three qualified full-time persons on such development not later than December 31, 2006; (iv) Licensee shall provide written notice to JDA of the categorization of its first Licensed Product by the Chinese regulatory authority as a medical device or a pharmaceutical; (v) In the event that the first Licensed Product is a medical device, License shall initiate human clinical trials of such Licensed Product not later than June 1, 2008 and have commercially available for such sale of Licensed Product within the licensed territory and the licensed field of use not later than December 31, 2010; (vi) In the event that the first Licensed Product is a pharmaceutical, License shall initiate human clinical trials of such Licensed Product not later than July 1, 2010 and have commercially available for such sale of Licensed Product within the licensed territory and the licensed field of use not later than December 31, 2013.

         In consideration of the rights and license granted under the Sublicense, the License shall pay fees and royalties to the Company as follows:
(i) an annual license maintenance fee of $2,000; (ii) milestone payments including $5,000 upon Licensee's initiation of human clinical trials or production of human data with respect to the first Licensed Product and $50,000 upon the first grant of regulatory approval with respect to the first Licensed Product; (iii) a running royalty equal to 3% of Net Sales, as defined in the Sublicense with certain of the annual license maintenance fees described in (ii) above being credited towards the running royalty payment.

         Unless sooner terminated in accordance with any of the other provisions of the Sublicense, the Sublicense will remain in force and effect until the disallowance, expiration or invalidation of the last valid claim of the last Patent Right anywhere which is licensed under the Sublicense.

9. NOTES PAYABLE

CONVERTIBLE RELATED PARTY NOTES PAYABLE:

         On March 23, 2005, the Company issued to Anthony Silverman, a member of our Board of Directors, a Convertible Promissory Note in the principal amount of $110,000, convertible at the option of the holder into 916,667 shares of the Company's common stock. The Convertible Promissory Note was due on March 31, 2006 and bears interest at the rate of 10% per annum, payable monthly. The term of this note has been extended to March 23, 2007. As of August 31, 2006, the unpaid principal balance on this note is $80,450, which is convertible into 670,417 shares of the Company's common stock.

         On July 7, 2006, the Company issued to Anthony Silverman, a member of our Board of Directors, a Convertible Promissory Note in the principal amount of $200,000. The note is payable at the end of 90 days following the date of issue, accrues interest at the rate of 10% per annum and is convertible into the Company's common stock at a conversion price of $0.30 per common share. Mr. Silverman agreed to extend this note until December 31, 2006.

CONVERTIBLE NOTES PAYABLE

         On November 30, 2003, the Company entered into a Convertible Subordinated Promissory Note Agreement (the "Convertible Note") in the principal amount of $50,000. The Convertible Note bore interest at a rate of 8.0% per annum, compounded annually until maturity, which was December 31, 2005. Under the terms of the Convertible Note interest continued to accrue at a rate of 10.0% subsequent to its maturity. This note and associated accrued interest was paid in full on July 31, 2006.

         On March 13, 2006, the Company issued to an accredited investor, a Convertible Subordinated Promissory Note in the principal amount of $350,000. The note is payable at the end of fourteen months following the date of issue, accrues interest at the rate of 8% and is convertible into the Company's common stock at a conversion price of $1.00 per common share. In further consideration of the loan, the Company issued a two-year warrant for the purchase of 200,000 shares of its common stock at an exercise price of $0.35 per share. The Company recognized a discount on this Convertible Subordinated Promissory Note of $47,379 related to the fair value of the warrants issued in connection with the note. During fiscal 2006, $19,018 was expensed as interest and finance charges, as a result of amortization of the note discount.

         On July 7, 2006, the Company issued to two accredited investors, Convertible Promissory Notes in the principal amounts of $145,000 and $55,000. The notes are payable at the end of 90 days following the date of issue, accrue interest at the rate of 10% per annum and are convertible into the Company's common stock at a conversion price of $0.30 per common share. On October 4, 2006, this note was extended until December 4, 2006, at which time it was converted into a 2 year, 6% convertible note with the same conversion features as the original note.

OTHER NOTES PAYABLE:

         On October 1, 2005, the Company entered into a note payable agreement to finance $44,314 of directors and officer's insurance premiums. The note bears interest at a rate of 9.25% per annum and is due in nine monthly installments of $5,115, including principal and interest, beginning on November 1, 2005. As of August 31, 2006 this note was paid in full.

         As part of the acquisition of JDA, the Company assumed a note payable to the State of Maryland Department of Business and Economic Development ("DBED") in the amount of $100,000. At the time of assumption, the unpaid principal and interest on this note was $126,055. The note bears interest at a rate of 10% and is payable in full on June 30, 2007.

10. TEDCO OBLIGATION

         On November 20, 2003, JDA entered into an Investment Agreement with the Maryland Technology Development Corporation ("TEDCO"). Pursuant to this Investment Agreement, TEDCO provided funding of $30,373 (the "TEDCO Funds") to JDA during 2004. The TEDCO obligation was assumed by us as a result of the acquisition of JDA in July 2006 (See Note 15). The Investment Agreement calls for the repayment of the TEDCO Funds through either (i) repayment of the original amount of the TEDCO Funds, with increases to the required repayment amount commencing during calendar year 2007 or (ii) a percentage of future revenue derived from the JDA technology. As a result of the sale of JDA to us, the TEDCO obligation was in technical default and this obligation was accordingly repaid during November of 2006.

11. STOCKHOLDERS' EQUITY

PREFERRED STOCK:

         The Company is authorized to issue up to 10,000,000 shares of preferred stock, in one or more series, and to determine the price, rights, preferences and privileges of the shares of each such series without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future.

UNITS:

         On March 30, 2003, the Company completed the private placement of Units pursuant to the terms of a Unit Purchase Agreement (the "Units") with accredited investors. Each Unit consists of the following underlying securities: (a) three shares of the Company's common stock; (b) one share of Series A Convertible Preferred Stock, par value $.001 per share; and (c) one three-year warrant to purchase one share of common stock at a per share price of $0.30. The warrants expired on March 31, 2006. Each share of Series A Convertible Preferred Stock is convertible into two shares of the Company's common stock in exchange for $0.10 per common share ($.20 for each Series A Convertible Preferred share converted). The securities underlying the Units are not to be separately tradable or transferable apart from the Units until such time as determined by the Company's Board of Directors. Our Company's Board of Directors authorized the separation of the Units into their component parts twice, once in July 2004 and again in February 2005. As of August 31, 2006, there were 443,162 Units outstanding, which had not been split. These units are presented as their underlying securities on our balance sheet and consist of 443,162 shares of Series A Preferred Stock and 1,329,486 shares of common stock.

         On March 12, 2004, we received approximately $60,000 from the sale of an aggregate 200,000 Units at a per Unit purchase price of $0.30 to an accredited investor, Katsinam Partners, LP, which is an affiliate of two of our directors, Messrs Anthony Silverman and Stanley Schloz. In August 2004, these Units were separated into the underlying securities.



COMMON STOCK:

         On July 26, 2006, the Company issued 43,000,000 shares of its common stock for the purchase of JDA Medical Technologies Inc. which it merged into its subsidiary Oncologix Corporation. Of the 43,000,000 shares issued, 29,843,160 were placed into escrow. The Escrow Shares shall be released from the Escrow upon the occurrence of certain events ("Milestones"). Each Milestone will be deemed to have been attained when so certified in writing by the Chief Executive
Officer, Chief Operating Officer and Chief Medical and Scientific Officer of
Oncologix Corporation. See Note 15 for additional information relative to the JDA acquisition.

WARRANTS:

         The following table summarizes warrant activity in fiscal 2006 and 2005:

                                                             Number                Exercise Price
                                                             ------                --------------
              Outstanding, August 31, 2004                 6,031,909                  $.01 - $ 3.00
              Expired/Retired                               (650,000)                $1.00 - $ 4.00
              Exercised                                   (1,467,356)                          $.15
              Issued                                         181,585                           $.30
              Outstanding, August 31, 2005                 4,096,138                   $.01 - $3.00
              Expired/Retired                               (910,088)                 $.30 - $ 5.00
              Exercised                                   (1,905,299)                   $.22 - $.30
              Issued                                         200,000                           $.35
              Outstanding, August 31, 2006                 1,480,751                   $.27 - $2.90


         Details relative to the 1,480,751 outstanding warrants at August 31, 2006 are as follows:

            Date of Grant          Number of Shares          Exercise Price          Date of Expiration
            -------------          ----------------          --------------          ------------------

         10/17/2001                            25,000                    $2.90               10/17/2007
         01/30/2002                             5,751                     1.19               01/30/2008
         04/30/2002                         1,100,000                     0.50               04/23/2007
         01/08/2004                           100,000                     0.32               01/08/2007
         04/15/2004                            40,000                     0.27               04/15/2014
         06/07/2004                            10,000                     0.29               06/04/2009
         03/13/2006                           200,000                     0.35               03/13/2008
                                            ---------

         Total Warrants                     1,480,751
                                            =========



         On September 26, 2005, the Company's Executive Committee temporarily reduced the exercise price on its trading warrants. The original exercise price of these warrants was $0.30 and were issued in connection with the Unit offerings discussed above. For the period from September 26, 2005 through October 14, 2005, the exercise price on these warrants was reduced to $0.22.
During this time period, 930,400 warrants were exercised and 930,400 shares of common stock were issued as a result of these warrants being exercised. The exercise of these warrants resulted in gross proceeds to the Company of approximately $205,000.

         On February 17, 2006, 5,000 warrants were exercised at an exercise price of $0.30. The exercise of these warrants resulted in gross proceeds to the Company of $1,500.

         Effective March 31, 2006, warrants underlying the March 2003 Unit offering expired. Accordingly, from March 9, 2006 to March 31, 2006, in exchange for $0.30 per Unit, the Company's Board of Directors offered Unit holders the right to exercise the underlying warrants, for their original exercise price of $0.30 per warrant, and exchange the Unit certificate for one share of common stock and a new modified unit ("Modified Unit"). Each Modified Unit consists of the following underlying securities: (a) three shares of the Company's common stock; and (b) one share of Series A Convertible Preferred Stock, par value
$.001 per share. Each share of Series A Convertible Preferred Stock is

                                      F-17


convertible into two shares of the Company's common stock in exchange for $0.10 per common share ($.20 for each Series A Convertible Preferred share converted).
As of March 9, 2006, there were 443,162 Units outstanding from the March 2003
Unit offering. During this period, Unit holders elected to exercise 239,550 underlying warrants and exchange 239,550 Units for Modified Units for proceeds of approximately $72,000.

         Effective March 31, 2006, warrants previously underlying the March 2003
Unit offering expired. Our Company's Board of Directors authorized the splitting of the Units twice, once in July 2004 and again in February 2005. As of March 9, 2006, there were 1,186,825 warrants outstanding from previously split Units.
Between March 9, 2006 and March 31, 2006, warrant holders elected to exercise
730,349 underlying warrants for proceeds of approximately $219,000.

         The remaining contractual life of warrants outstanding as of August 31, 2006 was 0.98 years. Warrants for the purchase of 1,480,751 and 4,096,138 shares were immediately exercisable on August 31, 2006 and 2005 respectively with a weighted-average price of $0.503 and $0.495 per share.

STOCK INCENTIVE PLANS:

         The Company is authorized to issue up to 4,600,000 shares of common stock under its 1997 Stock Incentive Plan. Shares may be issued as incentive stock options, non-statutory stock options, deferred shares or restricted shares. Options are granted at the fair market value of the common stock on the date of the grant and have terms of up to ten years.

         The Company is authorized to issue up to 5,000,000 shares of common stock under its 2000 Stock Incentive Plan. Shares may be issued as incentive stock options, non-statutory stock options, deferred shares or restricted shares. Options are granted at the fair market value of the common stock on the date of the grant and have terms of up to ten years.

         A summary of the Company's stock option activity is as follows:

                                                                                                          Weighted Average
                                                            Number of              Option Price               Exercise
                                                         Options Granted            Per Share             Price Per Share
                                                         ---------------            ---------             ---------------
              Outstanding August 31, 2004                   4,776,967              $.17 - 8.00                 $1.27
              Granted                                         190,000              $.165 - .24                   .20
              Exercised                                          --                     --                       --
              Canceled                                     (1,268,334)             $.24 - 2.90                  1.79
                                                           ----------                                           ----
              Outstanding August 31, 2005                   3,698,633              $.165 - 8.00                 1.04
              Granted                                       1,375,860              $.19 - .40                   .35
              Exercised                                       (78,000)             $.165 - .23                   .21
              Canceled                                       (339,300)             $.50 - 8.00                  3.02
                                                           ----------
              Outstanding August 31, 2006                   4,657,193              $.165 - 7.38                 .705
                                                           ==========              ============                 ====

         We have 1,005,493 shares of common stock and 3,029,999 shares of common stock available for future issuance under our 2000 Stock Incentive Plan and 1997
Stock Incentive Plan, respectively, as of August 31, 2006. Under the 2000 Stock
Incentive Plan and 1997 Stock Incentive Plan, the price of the granted common stock options are equal to the fair market value of such shares on the date of grant. Both of these plans have been approved by our shareholders. Subsequent to fiscal 2006, the Company sought and received approval from its shareholders to increase the number of shares issuable under the 2000 Stock Incentive Plan from 5,000,000 to 7,500,000.

         The remaining contractual life of options outstanding as of August 31, 2006 was 5.00 years. Options for the purchase of 3,343,858 and 3,511,965 shares were immediately exercisable on August 31, 2006 and 2005 with a weighted-average exercise price of $0.84 and $1.04 per share, respectively.

         The weighted average fair value of stock options granted during fiscal
2006 and 2005, for which the exercise price was equal to the fair market value of the stock at the time of grant, were $.35 and $.20 per share, respectively.

         On December 19, 2005, the Company entered into an advisory agreement with Dr. Steve Kurtzman, who has since become a director of Oncologix
Corporation. As a result of this advisory agreement, Dr. Kurtzman was granted

                                      F-18

200,000 options to purchase the Company's common stock at a per share price of $0.19. These five-year options were granted with a strike price equal to their then fair market value at the time of grant and vest on December 19, 2006. We have recognized expense of $29,837 during the year ended August 31, 2006 related to these options.

         On March 23, 2006, the Company's Board of Directors granted 800,000 options to various employees, directors and consultants. These options were granted with an exercise price of $0.40. These seven-year options were granted with a strike price equal to their fair market value at the time of grant and vest over a period of one year. These options were granted pursuant to the Company's 2000 Incentive Stock Plan. The following table lists the stock option grants:

---------------------------------- --------- ------------------------------
Stanley L. Schloz, President        100,000  Incentive Stock Options
---------------------------------- --------- ------------------------------
Michael A. Kramarz, CFO             100,000  Incentive Stock Options
---------------------------------- --------- ------------------------------
Kelvin Wilbore, Employee             50,000  Incentive Stock Options
---------------------------------- --------- ------------------------------
Barry Griffith, Director            300,000  Non-Statutory Stock Options
---------------------------------- --------- ------------------------------
Dr. Stephen Kurtzman, Consultant    100,000  Non-Statutory Stock Options
---------------------------------- --------- ------------------------------
Stephen Meadow, Consultant          150,000  Non-Statutory Stock Options
---------------------------------- --------- ------------------------------

         For the year ended August 31, 2006, we recognized expense of $28,867 related to the options granted to Dr. Kurtzman and Mr. Meadow.

         On July 26, 2006, the Company issued 125,000 options respectively to Andrew Green and Adam Lowe, officers of Oncologix Corporation. These options were granted with an exercise price of $0.35 and contained performance related vesting provisions. During November 2006, it was determined that these performance provisions were not met and accordingly, these options were forfeited.

         During the year ended August 31, 2006, 78,000 employee stock options were exercised. The exercise of these options resulted in proceeds to the Company of $16,315.

         On April 25, 2006, the Company's Board of Directors, in an effort to reduce the number of shares the Company is required to reserve for the exercise of stock options, entered into agreements to retire 279,300 employee options with exercise prices ranging from $0.73 to $8.00 per share, and issue 55,860 options at an exercise price of $0.30 per common share. The newly issued options vest immediately, have a term of four years and were granted with a strike price equal to their fair market value at the time of grant. At the time these agreements were entered into, the fair value of the options retired exceeded the fair value of the options granted.

12. INCOME TAXES

         As of August 31, 2006, the Company has federal net operating loss carryforwards totaling approximately $31,400,000 and state net operating loss carryforwards totaling approximately $18,900,000. The federal net operating loss carryforwards expire in various amounts beginning in 2006 and ending in 2026. The state net operating loss carryforwards expire in various amounts beginning in 2006 and ending in 2011. Certain of the Company's net operating loss carryforwards may be subject to annual restrictions limiting their utilization in accordance with Internal Revenue Code Section 382, which include limitations based on changes in control. In addition, approximately $3,200,000 of net operating loss carryforwards are further limited to activities in a trade or business in which the Company is not presently involved. Due to our history of losses from operations, we have provided a valuation allowance for our net operating loss carryforwards and deferred tax assets, net of certain deferred tax liabilities.

         The income tax benefit for the years ended August 31, 2006 and 2005 is comprised of the following amounts:

                                                 2006             2005
                                             -----------      -----------
                   Current:                  $      --        $      --

                   Deferred:
                     Federal                    (260,000)        (310,000)
                     State                       (40,000)         (48,000)
                                             -----------      -----------
                                                (300,000)         358,000)
                   Valuation Allowance           300,000          358,000
                                             -----------      -----------
                                             $      --        $      --
                                             ===========      ===========

         The Company's tax benefit differs from the benefit calculated using the federal statutory income tax rate for the following reasons:

                                                      2006          2005
                                                      ----          ----
                   Statutory tax rate                  34.0%         34.0%
                   State income taxes                   5.3%          5.3%
                   Change in valuation allowance     (39.3)%       (39.3)%
                                                      ----          ----
                   Effective tax rate                   0.0%          0.0%

         The components of the net deferred tax assets (liabilities) are as follows:

                                                     2006              2005
                                                ------------      ------------
           Deferred tax assets (liabilities):
           Property and equipment               $     (3,000)     $      9,000
           Other                                       4,000             6,000
           Net operating loss carryforward        11,686,000        11,544,000
                                                ------------      ------------
                                                  11,687,000        11,639,000
           Valuation allowance                   (11,687,000)      (11,639,000)
                                                ------------      ------------
                                                $       --        $       --
                                                ============      ============

         SFAS No. 109, Accounting for Income Taxes, requires a valuation allowance to reduce the deferred tax assets if, based on the weight of the evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that an $11,687,000 valuation allowance as of August 31, 2006 is necessary to reduce the net deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $48,000, which is net of approximately $252,000 of net operating loss benefits that have expired in the current year.

13. RELATED PARTY TRANSACTIONS AND CONTINGENCIES:

SOFTALK:

         The Internet technology we use in our telephone segment is patented by Softalk, Inc., an Ontario, Canada corporation ("Softalk"). We have a license from Softalk (the "Softalk License") to use that technology in specific applications. Softalk's patent will expire in 2021. As of August 31, 2006, Softalk owns less than 5% of the Company's outstanding common stock.

         During fiscal 2004, ongoing arbitration proceedings with Softalk were settled by an agreement made on October 9, 2003 and made final on December 3, 2003. Pursuant to that agreement:

         o We released our claim against Softalk for a loan repayment in the amount of $1,589,768.21 plus $211,048 in interest that had accrued on that amount
         o We paid Softalk $27,709 for royalties that had accrued under the Softalk License and Softalk released us from all obligations to pay royalties thereafter;
         o We released our claim against Softalk for rights to the source code for the licensed technology and our rights to any future communications software developed by Softalk;
         o We agreed to release all rights to the SMS calling program developed by Softalk;
         o Softalk released us from a claim in the amount $481,465;
         o Warrants for the purchase of 5,276,753 shares of our common stock were returned to us by Softalk. Warrants for 3,276,753 shares were exercisable at $3.25 per share; warrants for 1,000,000 shares were exercisable at $5.00 per share and warrants for an additional 1,000,000 shares were exercisable at $10.00 per share;
         o 1,900,000 shares of our common stock held by Softalk, were returned to us as treasury stock at a time when the bid and ask prices on the OTC BULLETIN BOARD were $.26 and $.29 respectively; and
         o Softalk agreed that 1,900,000 additional shares of our common stock that it continued to hold would be sold at a rate no greater than 100,000 shares per month over a period of 19 months from the settlement date, with the right to carry over to future periods any unsold portion of such 100,000 shares per month.



         On March 26, 2004, we received a notice from Softalk alleging a breach of the confidentiality and change of control provisions of the Softalk License and of that portion of the settlement agreement providing for the release of our common shares then held by Softalk. This correspondence also stated that Softalk wished to terminate the License and demanded arbitration of the issues. After discussions between respective counsels for the parties, it was agreed to stay all proceedings pending further negotiations. After consultation with counsel, we do not believe that we are in default under the Softalk License or the settlement agreement. We have advised Softalk, however, that we believe that Softalk is in breach of the Softalk License in that we believe that Softalk is competing with us for commercial customers notwithstanding that the Softalk
License grants us exclusive rights in that market. In view of the disputes between the parties, we delayed the release of the 100,000 shares for sale during November 2004, but have since released them.

         On or about November 22, 2004, we were notified that Softalk had renewed its demand to arbitrate the issues and terminate the Softalk License, but we believe, based on the advice of our outside counsel, that the matter is now dormant. If the matter becomes active, we intend to contest Softalk's claims vigorously and to assert counterclaims against Softalk for, among other things, breaching its agreement not to compete with us for commercial customers through the use of the technology that is subject to the Softalk License. The outcome of any litigation cannot be predicted with any certainty and we are unable as of the date of this filing to estimate the costs of arbitration proceedings, if any.

         During fiscal 2004, our Board of Directors concluded that the value of the Softalk License, which had historically been shown as an intangible asset on our balance sheet, had been reduced to zero because of our history of losses doing business with the licensed technology and the low probability of achieving positive cash flow in that business within a reasonable period of time.

FINANCING WITH RELATED PARTIES:

         During fiscal 2006 and 2005, the Company entered into financing agreements with several related parties of the Company. See Note 6 and Note 9 for disclosure of these related party transactions.

14. RETIREMENT PLAN

         Effective June 1, 2000, the Company adopted a 401(k) retirement plan.
Employees are eligible to participate in the plan after 90 days of service.
Salary deferral may range from 1% to 18%. The Company matches the amounts deferred by the employees, up to 5% of an employee's annual compensation with 50% of the matched amount vesting after the employees' first year of service and the remaining 50% of the matched amount vesting after the employees' second year of service. The Company matched contributions totaling approximately $700 and $4,000 for the years ended August 31, 2006 and 2005, respectively.


15. STATEMENTS OF CASH FLOWS

         During fiscal 2006 and 2005, the Company recognized investing and financing activities that affected the balance sheet, but did not result in cash receipts or payments.

For fiscal 2006, these non-cash investing and financing activities are summarized as follows:

                                                                                              Amount
                                                                                              ------

                  The Company recognized a discount on the Convertible
         Subordinated Promissory Note issued to an accredited investor. This
         discount is related to warrants issued in connection with this note.              $     47,379

                  On October 1, 2005, the Company entered into a note payable agreement to finance $44,314 of directors and officer's insurance premiums. The note bears interest at a rate of 9.25% per annum and is due in eight monthly installments of $5,115, including principal and interest, beginning on November 1, 2005. This note was paid in full
         during July 2006.                                                                       44,314
                                                                                           ------------

                  Total non-cash transactions from investing and financing
         activities.                                                                       $     91,693
                                                                                           ============

                                                  F-21



For fiscal 2005, non-cash investing and financing activities are summarized as follows:

                                                                                              Amount
                                                                                              ------
                  On October 1, 2004, the Company entered into a note payable agreement to finance $68,000 of directors and officer's insurance premiums. The note bears interest at a rate of 7.25% per annum and is due in eight monthly installments of $8,733, including principal and interest, beginning on November 1, 2004. This note was paid in full
         during June 2005.                                                                 $     68,000

                  On December 29, 2004, the Company entered into a note payable agreement to finance $4,001 of general and liability insurance premiums. The note bears interest at a rate of 13.00% per annum and is due in nine monthly installments of $469, including principal and interest, beginning on January 21, 2005. As of August 31, 2005, the
         principal balance of the note is $464.                                                   4,001

                  On June 30, 2005, Mr. Silverman exercised 197,000 warrants at an exercise price of $29,550. Mr. Silverman agreed to reduce the principal balance of his Convertible Promissory Note to $80,450.
         Accordingly, as of August 31, 2005, this note is convertible into
         670,417 shares of the Company's common stock.                                           29,550

                  During fiscal 2005, the holders of several notes payable
         converted outstanding principal and interest to shares of common stock
         or Units.                                                                               54,476
                                                                                           ------------

                      Total non-cash transactions from investing and financing
         activities.                                                                       $    156,027
                                                                                           ============

16. ACQUISITION OF JDA

         On July 26, 2006, the Company acquired JDA, a development stage company engaged in the medical device business. The acquisition was accounted for as an acquisition of assets as the operations of JDA did not meet the definition of a business as defined in Emerging Issues Task Force Issue No. 98-3 "Determining
Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a
Business". Assets acquired and liabilities assumed were recorded at their estimated fair values. The value of the merger consideration, including certain acquisition and closing costs, exceeded the fair value of the net assets acquired. Such excess was allocated among the relative fair values of the assets acquired. Amounts allocated to purchased in-process research and development were expensed immediately. Under the terms of the acquisition, 43,000,000 shares of the Company's common stock were exchanged for all the shares of JDA's common stock. Of the 43,000,000 shares issued, 29,843,160 were placed in escrow pending the achievement of certain development and operating goals. These shares have not been included in the calculation of the purchase price of JDA, but will be recognized at the time the contingency is resolved and the shares are issued or become issuable. The surviving assets acquired and liabilities assumed were transferred to the Company's subsidiary, Oncologix Corporation.

         The purchase price of JDA is as follows:

             Issuance of common stock                                                      $  4,604,893
             Pre-acquisition funding                                                            350,000
             Transaction related costs                                                          170,542
                                                                                           ------------

               Total purchase price                                                        $  5,125,435
                                                                                           ============

         As of August 31, 2006, approximately $117,700 of the transaction related costs were unpaid and are included in accounts payable on the accompanying balance sheet.

         The fair value of the common shares used in determining the purchase price was $0.35 per common share and was based on quoted market prices of our common stock on the date of the acquisition. The allocation of the purchase price is as follows:

                                      F-22

              Cash                                                $    112,112
              Other current assets                                      18,720
              Investment in joint venture                               10,000
              Purchased in-process research and development          5,266,145
              Notes payable                                           (150,000)
              Other current liabilities                               (101,169)
              TEDCO obligation (See Note 10)                           (30,373)
                                                                  ------------

                                                                  $  5,125,435
                                                                  ============

         The purchase price was based on the estimated fair values of the assets acquired and liabilities assumed at the date of the closing of the acquisition.

         The results of a valuation of the purchased in-process research and development was approximately $5,300,000 using primarily the income approach and applying risk-adjusted discount rates to the estimated future revenues and expenses attributable to in-process medical device development programs. The primary risk in completing the research and development project is the successful completion of the clinical testing and the regulatory review process. This process is time consuming and expensive and is subject to significant challenges and risks before the product can be approved and commercialized. The Company must demonstrate product safety and efficacy to standards agreed to with regulatory authorities. Unsuccessful clinical results or delays in the approval process could have significant consequences, jeopardizing marketing launch of the product resulting in lower potential revenue and reduced economic returns.

         Prior to the acquisition on March 23, 2006, the Company announced that it has entered into a non-binding letter of intent to acquire JDA, at which time we advanced to JDA $350,000 through a Convertible Promissory Note. Principal and interest on the Convertible Promissory Note accrued interest at 10% per annum and was due six months from the date of issuance. The Convertible Promissory Note was convertible into a minority interest in JDA if the acquisition was not consummated within a six-month period. This note payable was included as a component of the purchase price allocation of the JDA acquisition.

17. SUBSEQUENT EVENTS

         On September 7, 2006, the Company entered into a 60-day promissory note with Stanley Schloz, a member of the Company's Board of Directors, for bridge financing in the amount of $200,000. This note bears interest at a rate of 10% and is due in full, including accrued interest on November 6, 2006. On November 6, 2006, Mr. Schloz agreed to extend this note until November 30, 2006, then subsequently until December 15, 2006.

         On September 7, 2006, the Company entered into a 60-day promissory note with Anthony Silverman, a member of the Company's Board of Directors, for bridge financing in the amount of $50,000. This note bears interest at a rate of 10% and is due in full, including accrued interest on November 6, 2006. On November 6, 2006, Mr. Silverman agreed to extend this note until November 30, 2006, then subsequently until December 15, 2006.

         On September 30, 2006, the Company entered into a note purchase agreement and convertible promissory note with Anthony Silverman, a member of the Company's Board of Directors, for financing in the amount of $175,000. The note is payable on January 31, 2007, accrues interest at the rate of 10% per annum and is convertible into the Company's common stock at a conversion price of $0.20 per common share.

         On September 30, 2006, the Company entered into a note purchase agreement and convertible promissory note with an accredited investor for financing in the amount of $100,000. The note is payable on January 31, 2007, accrues interest at the rate of 10% per annum and is convertible into the Company's common stock at a conversion price of $0.20 per common share.

         On October 1, 2006, the Company entered into a note payable agreement to finance $20,756 of directors and officer's insurance premiums. The note bears interest at a rate of 10.50% per annum and is due in nine monthly installments of $2,408, including principal and interest, beginning on November 1, 2006.

         On October 25, 2006, the Company entered into a note purchase agreement and convertible promissory notes with three accredited investors for financing in the amount of $125,000. These notes are payable on March 15, 2007, accrue interest at the rate of 10% per annum and are convertible into the Company's common stock at a conversion price of $0.20 per common share.

         On October 26, 2006, the Company entered into a note purchase agreement and convertible promissory notes with two accredited investors for financing in the amount of $125,000. These notes are payable on March 15, 2007, accrue interest at the rate of 10% per annum and are convertible into the Company's common stock at a conversion price of $0.20 per common share.

         On November 2, 2006, the Company entered into a note purchase agreement and convertible promissory note with an accredited investor for financing in the amount of $200,000. This note is payable on March 15, 2007, accrues interest at the rate of 10% per annum and is convertible into the Company's common stock at a conversion price of $0.20 per common share.

     Our telephone business was never profitable and we were able to continue it only by repeated equity and debt financings. After the end of fiscal 2006, during December 2006, we determined to dispose of most of the assets of the telephone business and we entered into discussions with a prospective purchaser.

18. GOING CONCERN

         The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses from operations over the past several years and anticipates additional losses in fiscal 2007 and prior to achieving breakeven. Additionally, as a result of the acquisition of JDA and the associated License Agreement with the UofM, the Company is required, under the terms of the amended license agreement to raise substantial funds for the development of the technology associated with the License Agreement. The requirements of the License Agreement are disclosed in Note 7 above. Management has been historically successful in obtaining financing and has implemented a number of cost-cutting initiatives to reduce working capital needs. On October 24, 2006, a majority of the Company's shareholders approved the increase in the number of authorized shares to 200,000,000. The Company anticipates that we will need approximately $750,000 to fund its phone business for twelve months. In addition, the Company anticipates that we will need approximately $16,500,000 in funding to take our Oncosphere to commercialization. The increase in the number of authorized shares will allow us to raise additional funding through debt and equity financings sufficient to fund its business. The Company requires and continues to pursue additional capital for payment of current obligations, to meet the requirements of the License Agreement discussed above and growth and achievement of breakeven.

                                      F-24